                                    EXHIBIT F
                                    ---------

                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT  ("Agreement") is made as of December 18, 2001 by and between Jacobson Resonance Enterprises, Inc. Resonance Enterprises, Inc. (the
"Company"), TECINVEST SERVICES, INC. (the "Investor") and Joseph B. LaRocco,
Esq., with an office at 49 Locust Avenue, Suite 107, New Canaan, CT 06840 (the
"Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, Company will be selling shares of its common stock (the "Shares"), to Investor upon terms as set forth in the Investment Agreement and related documents (the "Transaction Documents") entered into by the Company and
Investor; and

     WHEREAS, Company and Investor have requested that the Escrow Agent hold the
Shares and funds ("Funds") being used to purchase the Shares in escrow pursuant to the terms of this Agreement.

     NOW,  THEREFORE,  in  consideration  of the covenants  and mutual  promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                    ---------
                               TERMS OF THE ESCROW

     1.1 The parties hereby agree to have Joseph B. LaRocco, Esq. act as Escrow
Agent whereby the Escrow Agent shall receive the Shares and Funds in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Transaction
Documents.

     1.2 Prior to each Put Notice Date, (i) the Company shall deliver to the
Escrow Agent certificates representing the Shares to be issued to the Investor or deposit such Shares into the account(s) (with the Investor receiving confirmation that the Shares are in such account(s)) designated by the Investor for the benefit of the Investor and (ii) the Investor shall deliver to the
Escrow Agent the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by wire transfer. In the alternative to physical delivery of certificates for Common
Stock to the Escrow Agent, if delivery of the Shares may be effectuated by electronic book-entry through The Depository Trust Company ("DTC"), then delivery of the Shares pursuant to such purchase shall, unless requested otherwise by such Investor, settle by book-entry transfer through DTC by the Put
Notice Date. The parties agree to coordinate with DTC to accomplish this objective. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them to the Escrow Agent pursuant to the Investment Agreement at or prior to each
Closing.

     The number of Shares to be delivered to the Escrow Agent shall be the result of the following formula:

                                 Purchase Amount
                                 ---------------
                                 Purchase Price

     1.3 Prior to each Closing Date the Investor  shall wire to the Escrow Agent that amount necessary to purchase the Shares on the Closing Date as required by the Transaction Documents (the "Purchase Amount").

     1.4 On each Closing Date the Escrow Agent shall forward the Shares being purchased to the Investor, per Investor's written instructions, and wire the amount necessary to purchase the Shares, pursuant to the Transaction Documents, to the Company, per the Company's written instructions. Subject to the terms set forth in the Transaction Documents, the Investor is required to purchase the lesser of (a) the Dollar Amount set forth in the Put Notice and (b) 15% of the total Average Daily Equity Traded during the applicable Purchase Period. The
Escrow Agent shall deduct from the Funds he receives in escrow from the Investor the following amounts:

     (a)  On each Closing Date Escrow Agent shall deduct from the Purchase
          Amount as an escrow fee the sum of $500 for each Put Notice which amount the Escrow Agent may deduct from the proceeds received in escrow from the Investor;

     1.5 After Investor's receipt of a Put Notice, but prior to the related
Closing Date, the Investor may authorize the Escrow Agent to release a portion of the Purchase Amount from escrow to the Company in exchange for a fixed number of Shares, subject to the following conditions:

     (a)  The Investor shall fill out and sign a "Partial Release of Purchase
          Amount and Shares from Escrow" (the "Partial Release Form").  See
          Exhibit A attached hereto. The Partial Release Form shall set forth the number of Shares to be released to Investor and the dollar amount the Escrow Agent shall wire to the Company.

     (b)  The Partial Release Form shall be filled out and signed by the
          Investor and faxed to the Company and the Escrow Agent prior to 12:00
          p.m. New York City time.

     The number of Shares stated in the Partial Release Form shall be equal to the dollar amount to be released divided by 85% of the average of the four (4)
lowest closing bid prices during that number of Trading Days in the Purchase
Period that have expired, but if less than four (4) Trading Days have expired prior to receipt by the Company of the Partial Release Form, then the lowest closing bid price for that number of days shall be used.

     The Company and Investor agree that on the related closing date, an adjustment shall be made so that the terms set forth in the Investment Agreement shall be honored with the balance of the Purchase Price being released to the
Company and the balance of Shares owed to Investor being released to Investor.

     1.6 If the Escrow Agent does not have the exact number of Shares to send
Investor, because of the denominations of the various Share certificates, the parties will mutually agree on how to resolve the matter.

     1.7 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the
Escrow Agent may resign as Escrow Agent by notifying Company and Investor in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from Company and Investor that a successor escrow agent has been appointed, shall be to hold and preserve the Shares and Funds that are in his possession. Upon receipt by the Escrow
Agent of said notice from Company and Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Shares and Funds, the Escrow Agent shall promptly thereafter transfer all of the Shares and Funds that he is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Shares and Funds, the
Escrow Agent shall furnish Company and Investor with proof of such transfer. The
Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from Company or Investor after notice of resignation or removal has been given.

     1.8 The Escrow Agent shall be reimbursed by Company and Investor for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the
Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Company in connection with this transaction. The Escrow
Agent has no liability hereunder to either party other than to hold the Shares and Funds received by the Investor and to deliver them under the terms hereof.
Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Investor. The Company acknowledges and represents that it is not being represented in a legal capacity by Joseph B. LaRocco, and has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement. The Company acknowledges that the Escrow Agent is not rendering securities advice to the Company with respect to this proposed transaction. The Escrow Agent has acted as legal counsel for the Investor and may continue to act as legal counsel for the Investor, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Investor and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Investor and
Escrow Agent are relying explicitly on the foregoing provisions contained in this Section 1.8 in entering into this Agreement.

     1.9 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

     1.10 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     1.11 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     1.12 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

     1.13 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the
Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow
Agent's possession without liability to anyone all or any part of said documents or the Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of Connecticut in accordance with the applicable procedure therefor.

                                    ARTICLE 2
                                    ---------
                                  MISCELLANEOUS

     2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

     2.2 This Agreement shall not be binding assignable.

     2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

     2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     2.5 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of Florida. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association with the proceedings taking place in West Palm Beach, Florida before a panel of three (3) arbitrators.

     2.6 Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Transaction Documents, the terms of which are incorporated herein by reference.

     2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

     2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

                [Balance of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 18th day of December 2001.

                                    TECINVEST SERVICES, INC.

                                     By:   /s/ Jan Telander
                                     ----------------------
                                     Name:  Jan Telander
                                     Title:  Director

                                    JACOBSON RESONANCE ENTERPRISES, INC.

                                     By: /s/ F.A. Chaviano
                                     ----------------------
                                     Name:  Frank A. Chaviano
                                     Title:  COO

                                     JOSEPH B. LAROCCO, ESCROW AGENT

                                     By:  /s/JJoseph LaRocco
                                     ------------------------
                                     Joseph B. LaRocco, Esq.

                                    EXHIBIT A

            PARTIAL RELEASE OF PURCHASE AMOUNT AND SHARES FROM ESCROW

         Frank A. Chaviano, COO
         Jacobson Resonance Enterprises, Inc.
         8200 Jog Road, Suite 100
         Boynton Beach, Florida 33437
         Telephone: 561-752-4141
         Facsimile: 561-752-3939

         Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

Pursuant to the terms of the Escrow Agreement the Investor requests the release from escrow of __________ shares of the Company's Common Stock by overnight delivery and authorizes the Escrow Agent to release from escrow $----------- .

                  By:
                     -----------------------------------------------------------

Note: The number of Shares stated in this PARTIAL RELEASE OF PURCHASE AMOUNT AND
SHARES FROM ESCROW Form shall be equal to the dollar amount to be released divided by 85% of the average of the four (4) lowest closing bid prices during that number of Trading Days in the Purchase Period that have expired, but if less than four (4) Trading Days have expired prior to receipt by the Company of this Form, then the lowest closing bid price for that number of days shall be used.